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Exhibit 99.4

HALCÓN RESOURCES CORPORATION

LETTER TO CLIENTS

Offer to Exchange
up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 that have been registered under the Securities Act
for
a like principal amount of issued and outstanding 6.75% Senior Notes due 2025 that have not been registered under the Securities Act

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2017, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

        We are enclosing with this letter a prospectus dated                        , 2017 of Halcón Resources Corporation ("Halcón") and the related letter of transmittal. These two documents together constitute Halcón's offer (the "Exchange Offer") to exchange up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 (the "Exchange Notes) that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of issued and outstanding 6.75% Senior Notes due 2025 (the "Original Notes") that have not been registered under the Securities Act. The terms of the Exchange Notes are substantially identical to the terms of the outstanding Original Notes, except that the transfer restrictions, registration rights and the provisions for payment of additional interest in the case of non-registration of the Original Notes will not apply to the Exchange Notes.

        We are the holder of record of Original Notes held by us for your own account. A tender of your Original Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account under the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

        Pursuant to the letter of transmittal, each holder of Original Notes will represent to Halcón and the guarantors that:

  •
  any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

  •
  such person does not have an arrangement or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act;

  •
  such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of Halcón or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

  •
  if such person is a broker-dealer, it will receive Exchange Notes in exchange for Original Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

  •
  if such person is a broker-dealer, it did not purchase the Original Notes to be exchanged for the Exchange Notes from Halcón or any guarantor; and

  •
  such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

Very truly yours,
HALCÓN RESOURCES CORPORATION

        Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Datde.

 INSTRUCTION TO DTC PARTICIPANT

        To The Depository Trust Company Participants:

        The undersigned hereby acknowledges receipt and review of the prospectus dated            , 2017 of Halcón Resources Corporation ("Halcón") and the related letter of transmittal. These two documents together constitute Halcón's offer (the "Exchange Offer") to exchange up to $425,005,000 aggregate principal amount of 6.75% Senior Notes due 2025 (the "Exchange Notes) that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of issued and outstanding 6.75% Senior Notes due 2025 (the "Original Notes") that have not been registered under the Securities Act. The terms of the Exchange Notes are substantially identical to the terms of the outstanding Original Notes, except that the transfer restrictions, registration rights and the provisions for payment of additional interest in the case of non-registration of the Original Notes will not apply to the Exchange Notes.

        This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the exchange offer for the Original Notes held by you for the account of the undersigned.

ORIGINAL NOTES

        The aggregate principal amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$

        With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER all Original Notes held by you for the account of the undersigned.

  ☐
  To TENDER the following amount of Original Notes held by you for the account of the undersigned:

$

  ☐
  NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

        If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Original Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

  •
  any Exchange Notes received are being acquired in the ordinary course of business of the undersigned;

  •
  the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act;

  •
  the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of Halcón or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

  •
  if the undersigned is a broker-dealer, it will receive Exchange Notes in exchange for Original Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

  •
  if the undersigned is a broker-dealer, it did not purchase the Original Notes to be exchanged for the Exchange Notes from Halcón or any guarantor; and

  •
  the undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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  Exhibit 99.4
INSTRUCTION TO DTC PARTICIPANT
ORIGINAL NOTES
SIGN HERE